EXECUTION COPY



                                  $200,000,000


                                CREDIT AGREEMENT

                           Dated as of August 12, 1999

                                      Among

                               ICG EQUIPMENT, INC.
                               ICG NETAHEAD, INC.

                                  as Borrowers

                                       and

                               ICG SERVICES, INC.

                                    as Parent

                THE INITIAL LENDERS AND THE INITIAL ISSUING BANK

                   as Initial Lenders and Initial Issuing Bank

                                       and

                              ROYAL BANK OF CANADA

                  as Administrative Agent and Collateral Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                      as Sole Book-Runner and Lead Arranger

                                       and

                              BANK OF AMERICA, N.A.
                                       and
                                BARCLAYS BANK PLC

                           as Co-Documentation Agents

                       T A B L E  O F  C O N T E N T S


Section                                                                     Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.  Certain Defined Terms...................................................1
1.02.  Computation of Time Periods; Other Definitional Provisions.............28
1.03.  Accounting Terms.......................................................28

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

2.01.  The Advances and the Letters of Credit.................................29
2.02.  Making the Advances....................................................30
2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit.....32
2.04.  Repayment of Advances..................................................33
2.05.  Termination or Reduction of the Commitments............................35
2.06.  Prepayments............................................................36
2.07.  Interest...............................................................38
2.08.  Fees...................................................................38
2.09.  Conversion of Advances.................................................39
2.10.  Increased Costs, Etc...................................................40
2.11.  Payments and Computations..............................................41
2.12.  Taxes..................................................................43
2.13.  Sharing of Payments, Etc...............................................45
2.14.  Use of Proceeds........................................................45
2.15.  Defaulting Lenders.....................................................46

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

3.01.  Conditions Precedent to Initial Extension of Credit....................48
3.02.  Conditions Precedent to Each Borrowing and Issuance and Renewal........54
3.03.  Determinations Under Section 3.01......................................55

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Representations and Warranties of the Borrower.........................55

Section                                                                     Page

                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

5.01.  Affirmative Covenants..................................................61
5.02.  Negative Covenants.....................................................66
5.03.  Reporting Requirements.................................................72
5.04.  Financial Covenants....................................................76

                                   ARTICLE VI

                                EVENTS OF DEFAULT

6.01.  Events of Default......................................................79
6.02.  Actions in Respect of the Letters of Credit upon Default...............85

                                   ARTICLE VII

                                 PARENT GUARANTY

7.01.  Guaranty...............................................................86
7.02.  Guaranty Absolute......................................................86
7.03.  Waiver.................................................................87
7.04.  Subrogation............................................................87

                                  ARTICLE VIII

                                   THE AGENTS

8.01.  Authorization and Action...............................................88
8.02.  Agents' Reliance, Etc..................................................88
8.03.  Agents and Affiliates..................................................88
8.04.  Lender Party Credit Decision...........................................89
8.05.  Indemnification........................................................89
8.06.  Successor Agents.......................................................90

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.  Amendments, Etc........................................................91
9.02.  Notices, Etc...........................................................91
9.03.  No Waiver; Remedies....................................................92

Section                                                                     Page

9.04.  Costs and Expenses.....................................................92
9.05.  Right of Set-off.......................................................93
9.06.  Binding Effect.........................................................94
9.07.  Assignments and Participations.........................................94
9.08.  Execution in Counterparts..............................................97
9.09.  No Liability of the Issuing Bank.......................................97
9.10.  Confidentiality........................................................98
9.11.  Release of Collateral..................................................98
9.12.  Jurisdiction, Etc......................................................98
9.13.  Governing Law..........................................................98
9.14.  Waiver of Jury Trial...................................................99

SCHEDULES

Schedule I        -      Commitments and Applicable Lending Offices
Schedule II       -      Subsidiary Guarantors
Schedule 4.01(a)  -      Equity Investors
Schedule 4.01(b)  -      Subsidiaries
Schedule 4.01(d)  -      Authorizations, Approvals, Actions, Notices and Filings
Schedule 4,01(q)  -      Tax Matters
Schedule 4.01(s)  -      Existing Debt
Schedule 4.01(t)  -      Liens
Schedule 4.01(u)  -      Owned Real Property
Schedule 4.01(v)  -      Leased Real Property
Schedule 4.01(w)  -      Investments
Schedule 4.01(x)  -      Intellectual Property
Schedule 4.01(y)  -      Material Contracts

EXHIBITS

Exhibit A-1       -      Form of Tranche A Term Note
Exhibit A-2       -      Form of Tranche B Term Note
Exhibit A-3       -      Form of Working Capital Note
Exhibit B         -      Form of Notice of Borrowing
Exhibit C         -      Form of Assignment and Acceptance
Exhibit D         -      Form of Security Agreement
Exhibit E         -      Form of Subsidiary Guaranty
Exhibit F         -      Form of Solvency Certificate
Exhibit G         -      Form of Opinion of Counsel to the Loan Parties
Exhibit H         -      Form of Opinion of Local Counsel
Exhibit I         -      Form of Borrowing Base Certificate

                                                                  EXECUTION COPY


                                CREDIT AGREEMENT


     CREDIT AGREEMENT dated as of August 12, 1999, among ICG Equipment, Inc., a Colorado corporation ("ICG Equipment"), ICG NetAhead, Inc., a Delaware corporation ("ICG NetAhead" and, together with ICG Equipment, the "Borrowers"), ICG Services, Inc., a Delaware corporation (the "Parent"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders") and the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank" and, together with the Initial Lenders, the "Initial Lender Parties"), Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), as sole book-runner and lead arranger (the "Lead Arranger"), Royal Bank of Canada, as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent") and as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined)) and Bank of America, N.A. and Barclays Bank Plc, as co-documentation agents (the "Co-Documentation Agents" and, together with the Lead Arranger and the Collateral Agent, the "Agents").


PRELIMINARY STATEMENTS:

     (1) Each Borrower has requested that the Lenders make Advances (as hereinafter defined) to such Borrower on the terms and conditions set forth herein.

     (2) The Lenders are willing to make Advances to each Borrower, on the terms and subject to the conditions set forth herein.

     (3) Each Borrower wishes to enter into the transactions contemplated hereby for significant commercial purposes associated with its ongoing operations (including, without limitation, the Internet Service Business and the Telecommunications Business) (each, as hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative   Agent's   Account"   means   the   account   of  the
     Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Tranche A Term Advance, a Tranche B Term Advance, a Working Capital Advance or a Letter of Credit Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the recital of parties to this Agreement.

          "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means, at any time, (a) in respect of the Tranche A Term Facility and the Working Capital Facility, (i) for the first six calendar months following the Effective Date, 3.125% in the case of Eurodollar Rate Advances, and 2.125% in the case of Base Rate Advances, and
     (ii) thereafter, a
     percentage per annum determined by reference to the ICG Total Leverage Ratio as set forth below and (b) in respect of the Tranche B Term Facility, 3.500% in the case of Eurodollar Rate Advances, and 2.500% in the case of Base Rate Advances.

ICG Total Leverage Ratio      Base Rate Advances      Eurodollar Rate Advances

         > 10:1                     2.125%                     3.125%

  < 10:1, and > 7.5:1               1.750%                     2.750%
  -

  < 7.5:1, and > 5.0:1              1.500%                     2.500%
  -            -

        < 5.0:1                     1.250%                     2.250%

     The Applicable Margin for each Base Rate Advance shall be determined by reference to the ICG Total Leverage Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Advance; provided, however, that no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of each Borrower demonstrating the ICG Total Leverage Ratio.

          "Appropriate Borrower" means (a) with respect to any Borrowing, the Borrower named in the Notice of Borrowing pursuant to Section 2.02(a)(i) for such Advance; and (b) with respect to any Letter of Credit, the Borrower named in the Notice of Issuance pursuant to Section 2.03(a) for such Letter of Credit.

          "Appropriate Borrower's Account" means (a) with respect to ICG Equipment, the account of ICG Equipment as ICG Equipment shall specify in writing to the Administrative Agent and (b) with respect to ICG NetAhead, the account of ICG NetAhead as ICG NetAhead shall specify in writing to the Administrative Agent.

          "Appropriate Lender" means, at any time, with respect to (a) any of the Tranche A Term Facility, Tranche B Term Facility and Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, and (b) the Letter of Credit Facility, (i) the Issuing Bank and
     (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by Royal Bank of Canada in New York, New York, from time to time, as its base or prime rate; and

               (b) 2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrowers" has the meaning specified in the recital of parties to this Agreement.

          "Borrowing" means a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Working Capital Borrowing.

          "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit I hereto, duly certified by the Chief Financial Officer of a Borrower.

          "Borrowing Base Deficiency" means, at any time, the failure of (a) the sum of the Loan Values of the Eligible Collateral at such time to equal or exceed the (b) sum of the aggregate principal amount of the Advances outstanding at such time plus the aggregate Available Amount under all Letters of Credit outstanding at such time.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property, improvements or other assets, or for replacements or substitutions therefor or additions thereto and other tangible and intangible assets that may be capitalized under GAAP, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus, without duplication, (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Cash Collateral Account" has the meaning s pecified in the Security Agreement.

          "Cash Equivalents" means any of the following, to the extent owned by each Borrower or any of its respective Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 365 days from the date of the acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of ICG (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of ICG; or (b) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of ICG (or other securities convertible into such Voting Interests) representing 20% or more of the combined voting power of all Voting Interests of ICG and (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of ICG shall cease for any reason to constitute a majority of the board of directors of ICG, or (c) ICG shall cease to own directly or indirectly 100% of the Equity Interests of the Parent; or (d) the Parent shall cease to own directly or indirectly 100% of the Equity Interests of the Borrowers.

          "Co-Documentation Agents" has the meaning specified in the recital of parties to this Agreement.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

          "Collateral Documents" means Mortgages, the Security Agreement and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Commitment" means a Tranche A Term Commitment, a Tranche B Term Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

          "Commitment Letter" means the commitment letter, dated June 25, 1999, between the Parent and Morgan Stanley.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, Capitalized Leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "CFC" means any Person that is a "controlled foreign corporation" pursuant to Section 957 of the Internal Revenue Code.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debt" of any Person at any date of determination means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred and unpaid purchase price of property or services which is due more than 6 months after the date of placing such property in service or taking delivery of title thereto or the completion of such services, (other than trade payables and accrued current liabilities incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) for the purposes of Sections 5.02(b) and 6.01(e) only, all monetary Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock (in each case, pursuant to the terms of such Equity Interests or capital stock) if the failure to pay such monetary obligations allows the holders of such Equity Interests or capital stock to exercise remedies or additional right against such Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Appropriate Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
     Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or the Issuing Bank pursuant to Section 8.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Default Termination Notice" has the meaning specified in Section 2.01(d).

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to each Borrower and the Administrative Agent.

          "EBITDA" means, with respect to any Person for any period, the sum of the following, determined on a Consolidated basis without duplication, in accordance with GAAP: (a) net income (or net loss) of such Person and its Subsidiaries for such period plus (b) the sum of the following (in each case, to the extent deducted in determining net income) (i) income and franchise tax expenses of such Person and its Subsidiaries, (ii) interest expense of such Person and its Subsidiaries, (iii) amortization, depreciation and other non-cash charges and (iv) any non-recurring extraordinary losses, less (c) interest income of such Person and its Subsidiaries and any non-recurring extraordinary gains.

          "Effective Date" means the first date on which the conditions set forth in Article III shall have satisfied.

          "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Advances) as approved by the Administrative Agent and (so long as no Event of Default has occurred and is continuing at the time of such assignment) by each Borrower (such approvals not to be unreasonably withheld); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Eligible Collateral" means, collectively, all property, plant and equipment of the Borrowers and their respective Subsidiaries pledged under the Collateral Documents and in which the Collateral Agent has a perfected security interest that (i) is not subject to any Lien that is prior to the security interests created under the Loan Documents and (ii) is related to the Internet Service Business or the Telecommunications Business.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "Equipment" means all Equipment referred to in Section 1(a) of the Security Agreement.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to each Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Amount" has the meaning specified in Section 6.01(q).

          "Excess Cash Flow" means, for any period,

               (a) the sum of:

                    (i) Consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period plus

                    (ii) the aggregate  amount of all non-cash  charges deducted in arriving at such Consolidated net income (or loss) plus

                    (iii) if there was a net  increase in  Consolidated  Current
               Liabilities of the Borrower and their Subsidiaries during such period, the amount of such net increase plus

                    (iv) if there was a net  decrease  in  Consolidated  Current
               Assets (excluding cash and Cash Equivalents) of the Borrowers and their Subsidiaries during such period, the amount of such net decrease less

               (b) the sum of:

                    (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated net income (or loss) plus

                    (ii) if there was a net  decrease  in  Consolidated  Current
               Liabilities of the Borrowers and their Subsidiaries during such period, the amount of such net decrease plus

                    (iii) if there was a net  increase in  Consolidated  Current
               Assets (excluding cash and Cash Equivalents) of the Borrowers and their Subsidiaries during such period, the amount of such net increase plus

                    (iv) the  aggregate  amount of Capital  Expenditures  of the
               Borrowers and their respective Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                    (v)  the  aggregate   amount  of  all  regularly   scheduled
               principal payments of Funded Debt made by the Borrowers and their respective Subsidiaries during such period plus

                    (vi) cash  dividend  payments made to the Parent by any Loan
               Party to the extent such cash is applied by the Parent to pay any amount in respect of Debt of the Parent permitted by the Loan Documents plus

                    (vii)  the  aggregate   principal  amount  of  all  optional
               prepayments of Term Advances made during such period  pursuant to
               Section 2.06(a) plus.

                    (viii) solely to the extent not deducted in determining Consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period and without duplication of the items contained in clauses (i) through (vii) immediately above, cash tax payments to governmental authorities or made pursuant to the Tax Sharing Agreement.

               "Excluded Receivables" means (i) accounts receivable reflecting amounts due for reciprocal compensation for traffic to the internet, and (ii) accounts receivable which are more than 120 days past the original invoice date.

               "Existing   Debt"   means   Debt  of  each  Loan  Party  and  its
          Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

               "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds (excluding amounts applied to pay taxes within 18 months of receipt thereof), pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within six months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

               "Facility" means the Tranche A Facility, the Tranche B Facility, the Working Capital Facility or the Letter of Credit Facility

               "FCC"  means  the  Federal   Communications   Commission  or  any
          successor commission or agency of the United States of America having jurisdiction over each Borrower or any System.

               "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Letter" means the fee letter dated June 25, 1999 between the Parent, the Borrowers and Morgan Stanley, as amended.

               "Fiscal Year" means a fiscal year of each Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

               "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) EBITDA of the Parent and its Subsidiaries to (b) the Fixed Charges, in each case, of or by the Parent and its Subsidiaries during the two consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

               "Fixed Charges" means, with respect to the Parent and its Subsidiaries, for any period, the sum of the following determined on a consolidated basis, without duplication, in accordance with GAAP: (a) scheduled principal payments to be made during such period and Interest Expense during such period, in respect of Debt of the Parent and its Subsidiaries, (b) Capital Expenditures made by the Parent and its Subsidiaries during such period, (c) cash taxes payable by the Parent and its Subsidiaries during such Period and (d) cash dividends paid by the Parent and its Subsidiaries during such period.

               "Funded Debt" of any Person means Debt in respect of the Advances, in the case of each Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

               "GAAP" has the meaning specified in Section 1.03.

               "Grantors" has the meaning specified in the Security Agreement.

               "Gross PP & E" means, collectively, all property, plant and equipment of the Borrowers and their respective Subsidiaries that is related to the Internet Service Business or the Telecommunications Business.

               "ICG 161" means ICG 161 L.P., a Delaware limited partnership.

               "ICG Corporate Headquarters" means ICG Corporate Headquarters L.L.C., a Colorado limited liability company.

               "Guaranties"   means  the  Parent  Guaranty  and  the  Subsidiary
          Guaranty.

               "Guarantors" means the Parent and the Subsidiary Guarantors.

               "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

               "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

               "ICG" means ICG Communications, Inc, a Delaware corporation.

               "ICG Equipment" has the meaning specified in the recital of parties this Agreement.

               "ICG NetAhead" has the meaning specified in the recital of parties this Agreement.

               "ICG Total Leverage Ratio" means, at any date of determination, the ratio of (A) Total Debt of ICG and its Subsidiaries as of the end of the most recently completed fiscal quarter to (B) the product of
          (i) two times (ii) EBITDA of ICG and its Subsidiaries for such fiscal quarter and the immediately preceding fiscal quarter.

               "Indemnified Party" has the meaning specified in Section 9.04(b).

               "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

               "Initial Issuing Bank", "Initial Lender Parties" and "Initial Lenders" each has the meaning specified in the recital of parties to this Agreement.

               "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

               "Interest Coverage Ratio" means, at any time of determination in respect of any Person, the ratio of (a) EBITDA to (b) Interest Expense, in each case, of or by such Person during the two consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

               "Interest Expense" means, for any period in respect of any Person, total accrued interest less accreted interest (including, without limitation, cash interest expense attributable to Capitalized Leases) determined on a Consolidated basis, without duplication, for such Person and its Subsidiaries in accordance with GAAP.

               "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Appropriate Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or, until the Syndication Date, 7-days, as such Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                    (a) the  Appropriate  Borrower  may not select any  Interest
               Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                    (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                    (c) whenever the first day of any Interest  Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

                    (d) neither of the Borrowers may select a 7-day Interest Period on or after the Syndication Date; and

                    (e) subject to clause (a) above, if the Appropriate Borrower has failed to notify the Administrative Agent with respect to the duration of any Interest Period, the duration of such Interest Period shall be one month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Internet Service Business" has the meaning specified in the Indenture dated as of February 12, 1998 between the Parent and Norwest Bank Colorado, National Association, as Trustee relating to the 10% Senior Discount Notes issued by the Parent due 2008.

          "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C Cash Collateral Account" has the meaning specified in the Borrowers Security Agreement.

          "L/C  Related   Documents"  has  the  meaning   specified  in  Section
     2.04(d)(ii)(A).

          "Lead Arranger" has the meaning specified in the recital of parties to this Agreement.

          "Lender Party" means any Lender or the Issuing Bank.

          "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank, at any time, the amount set forth opposite the Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit
     Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to $25,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letters of Credit" has the meaning specified in Section 2.01(d).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, and (vi) each Letter of Credit Agreement and
     (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement, and
     (vii) each Secured Hedge Agreement.

          "Loan Parties" means the Borrowers and the Guarantors (including, without limitation, the Parent).

          "Loan Value" means 70% of the gross book value of any item of Eligible Collateral.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

          "Material Contract" means (i) each agreement described as a Master Lease Agreement, and each agreement in the nature of a master lease, to which ICG Equipment is a party as lessor, (ii) any other material lease agreement to which ICG Equipment is a party as lessor and (iii) each other contract to which either Borrower or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

          "Morgan Stanley" has the meaning specified in the recital of parties to this Agreement.

          "Mortgages" has the meaning specified in Section 3.01(a)(v).

          "Mortgage   Policies"   has   the   meaning   specified   in   Section
     3.01(a)(v)(B).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple  Employer Plan" means a single  employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset other than in the ordinary course of business, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) brokerage commissions, underwriting or placement agent fees and discounts, legal fees, accountant's and consultant's fees, finder's fees and other similar fees and commissions, (b) provision for the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof and (d) such other reserves as are required by GAAP; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that "Net Cash Proceeds " shall not include any proceeds that are reinvested in the Internet Service Business or the Telecommunications Business of the Borrowers and their respective Subsidiaries so long as such reinvestment is made within 270 days after the receipt of such proceeds.

          "Note" means a Tranche A Term Note, a Tranche B Term Note or a Working Capital Note.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Renewal" has the meaning specified in Section 2.01 (d).

          "Notice of Termination" has the meaning specified in Section 2.01(d).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its reasonable discretion, may elect to pay or advance on behalf of such Loan Party.

          "Open Year" has the meaning specified in Section 4.01(q)(ii).

          "Other Taxes" has the meaning specified in Section 2.12(b).

          "Parent" has the meaning set forth in the recital of the parties hereto.

          "Parent Guaranty" means the guaranty contained in Article VII hereof.

          "Parent Total Leverage Ratio" means, at any date of determination, the ratio of (A) Total Debt of the Parent and its Subsidiaries as of the end of the most recently completed fiscal quarter to (B) the product of (i) two times (ii) EBITDA of the Parent and its Subsidiaries for such fiscal quarter and the immediately preceding fiscal quarter.

          "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation  (or  any
     successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, attorneys, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business, unexercised rights of set off, in each case with respect to amounts not yet delinquent or that are bonded or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, licenses, statutory or regulatory obligations, bankers' acceptances, surety, indemnity, performance and appeal bonds, trade or government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements (including reciprocal easement agreements), rights-of-way, municipal, building and zoning ordinances and similar charges, utility agreements, covenants, reservations, restrictions, encroachments, charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of any Loan Party or any of its Subsidiaries;
     (vi) leases, subleases, licenses and rights-of-use granted to others and rights of purchase pursuant to installment sales that do not materially interfere with the ordinary course of business of any Loan Party or any of its Subsidiaries; (vii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (viii) Liens arising from filing Uniform Commercial Code financing statements regarding leases or installment sales; (ix) Liens on property of, or on shares of capital stock or Debt, any Person existing at the time such Person becomes, or becomes a part of, any Subsidiary of any Loan Party; provided that such Liens do not extend to or cover any property or assets of any Loan Party or any Subsidiary of any Loan Party of other than the property or assets acquired; (x) Liens in favor of any Loan Party or any Subsidiary of any Loan Party; (xi) Liens arising from the rendering of a final judgment or order against any Loan Party or any Subsidiary of any Loan Party that does not give rise to an Event of Default; (xii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and (xiv) Liens arising out of conditional sale, installment sales, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Pre-Commitment Information" means all information (including, without limitation, any confidential information) that any Loan Party has furnished to any Agent or Lender Party at or prior to the date of, or in connection with, the Commitment Letter.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Prepayment Amount" has the meaning specified in Section 5.03(a).

          "Prepayment Date" has the meaning specified in Section 5.03(a).

          "Prepayment Notice" has the meaning specified in Section 5.03(a).

          "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

          "PUC" means any state governmental authority having utility or telecommunications authority over any Borrower or any System.

          "Receivables" means all Receivables referred to in Section 1(c) of the Security Agreement.

          "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reduction Amount" has the meaning specified in Section 2.06 (b)(iv).

          "Register" has the meaning specified in Section 9.07(d).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Related Documents" means the Tax Sharing Agreement.

          "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Unused Tranche A Term Commitments at such time and (d) the aggregate Unused Working Capital Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the Unused Tranche A Term Commitment of such Lender at such time and (D) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of the Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

          "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

          "Restricted Subsidiary" has the meaning specified in the Indenture dated as of February 12, 1998 between the Parent and Norwest Bank Colorado, National Association as Trustee, in respect of the 10% Senior Discount Notes due 2008.

          "Revenue" means, for any period, Consolidated revenues of ICG and its Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

          "Secured Hedge Agreement " means any Hedge Agreement required or permitted under Article V that is entered into by a Borrower and any Hedge Bank.

          "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

          "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

          "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

          "Senior Secured Debt" means, at any date of determination, with respect to the Parent and its Subsidiaries, all Debt of the Parent and its Subsidiaries that is either secured by a Lien on any assets of the Parent and/or any of its Subsidiaries or is not Subordinated Debt.

          "Senior Secured Debt Ratio" means, at any date of determination, the ratio of (a) Senior Secured Debt as of the end of the most recently completed fiscal quarter to (b) the product of (i) two times (ii) EBITDA of the Parent and its Subsidiaries for such fiscal quarter and the immediately preceding fiscal quarter.

          "Senior Secured Debt Service" means, with respect to the Parent and its Subsidiaries, for any period, the sum of (a) the aggregate amount of all principal of, interest accrued on, and premium, if any, on any Senior Secured Debt that is due and payable during such period and (b) the aggregate amount of all fees, costs, expenses, indemnification payments, insurance policy premiums and other amounts, in each case, that are due and payable with respect to such Debt during such period.

          "Senior Secured Debt Service Coverage Ratio" means, at any date of determination, the ratio of (a) EBITDA of the Parent and its Subsidiaries for the two most recently ended fiscal quarters of the Parent for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) Senior Secured Debt Service for such two fiscal quarters.

          "Single  Employer  Plan" means a single  employer  plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "Subordinated Debt" means any Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "Subordinated Debt Documents" means all agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

          "Subsidiary" of any Person means any corporation, partnership joint venture, limited liability company trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, solely for the purposes of Sections 5.01(j) and 5.02(d), (e), (g), (j) and (l), "Subsidiary" shall not include ICG 161 and ICG Corporate Headquarters.

          "Subsidiary Guarantors" means the Subsidiaries of the Borrowers listed on Schedule II hereto and each other Subsidiary of each Borrower (other than ICG 161 and ICG Corporate Headquarters) that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "Subsidiary   Guaranty"   has  the   meaning   specified   in  Section
     3.01(a)(iii).

          "Syndication Date" means the earlier to occur of (a) the 30th day following the Effective Date and (b) the date upon which the Syndication Agent has determined in its sole discretion (and has so notified the Borrowers) that the primary syndication of the Facilities has been completed.

          "System" means each data communications, telecommunications or information system (including, without limitation, any voice, video transmission, data or Internet services), and any related, ancillary or complementary services, owned by the Borrowers or their respective Subsidiaries and all replacements, enhancements or additions thereto.

          "Syndication Period" has the meaning specified in Section 2.02(b).

          "Tax Sharing Agreement" means the Tax Sharing Agreement between ICG, the Parent and each of the Borrowers dated as of August 9, 1999.

          "Taxes" has the meaning specified in Section 2.12(a).

          "Telecommunications Business" has the meaning specified in the Indenture dated as of February 12, 1998 between the Parent and Norwest Bank Colorado, National Association, as Trustee, in respect of the 10% Senior Discount Notes due 2008.

          "Term Advance" means a Tranche A Term Advance or a Tranche B Term Advance.

          "Term Borrowing" means a Tranche A Term Borrowing or a Tranche B Term Borrowing.

          "Term Commitment" means a Tranche A Term Commitment or a Tranche B Term Commitment.

          "Term Facility" means the Tranche A Term Facility or the Tranche B Term Facility.

          "Term Lender" means a Tranche A Term Lender or the Tranche B Term Lender.

          "Term Note" means a Tranche A Term Note or the Tranche B Term Note.

          "Total Debt" means, at any date of determination, with respect to any Person and its Subsidiaries, the sum of the following determined on a Consolidated basis, without duplication, in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments, (b) all obligations to pay the deferred and unpaid purchase price of property or services which is due more than 6 months after placing such property in service or taking delivery or title thereto or the completion of such services, (exclusive of rent for real property for which the associated lease would not be capitalized under
     GAAP), including, but not limited to, all obligations under non-competition agreements, excluding trade payables and accrued current liabilities arising in the ordinary course of business, (c) all obligations as lessees under capital leases (other than the interest component thereof), (d) all guaranty obligations, (e) all obligations, liabilities and indebtedness of any other Person secured by a Lien on any asset of such Person and its Subsidiaries, (f) all obligations, contingent or otherwise, relative to the face amount of letters of credit (excluding those that are cash collateralized), whether or not drawn and banker's acceptances issued for the account of any of such Person and its Subsidiaries, and (g) all

     Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof.

          "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to either Borrower or any of its Subsidiaries to effect payment for such Inventory.

          "Tranche A Term Advance" means an advance made by any Tranche A Term Lender pursuant to Section 2.01(a).

          "Tranche  A  Term   Borrowing"   means  a  borrowing   consisting   of
     simultaneous Tranche A Advances pursuant to Section 2.02(b).

          "Tranche A Term Commitment" means, with respect to any Tranche A Term Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "Tranche A Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche A Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Tranche A Term Facility" means, at any time, the aggregate amount of the Tranche A Term Lenders' Tranche A Term Commitments at such time.

          "Tranche A Term Lender" means any Lender that has a Tranche A Term Commitment.

          "Tranche A Term Note" means a promissory note of each Borrower payable to the order of any Tranche A Term Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from each Tranche A Advance made by such Lender, evidencing the indebtedness of such Borrower to such Lender resulting from each such Tranche A Term Advance made by such Lender, as amended.

          "Tranche A Termination Date" means, for the Tranche A Term Facility, the earlier of (a) June 30, 2005 and (b) the termination in whole of the Tranche A Term Commitments pursuant to Section 2.05 or 6.01.

          "Tranche B Term Advance" means an advance made by any Tranche B Term Lender pursuant to Section 2.01(b).

          "Tranche  B  Term   Borrowing"   means  a  borrowing   consisting   of
     simultaneous Tranche B Advances pursuant to Section 2.02(b).

          "Tranche B Term Commitment" means, with respect to any Tranche B Term Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche B Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche B Term

     Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Tranche B Term Facility" means, at any time, the aggregate amount of the Tranche B Term Lenders' Tranche B Term Commitments at such time.

          "Tranche B Term Lender" means any Lender that has a Tranche B Term Commitment.

          "Tranche B Term Note" means a promissory note of each Borrower payable to the order of any Tranche B Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from each Tranche B Advance made by such Lender, evidencing the indebtedness of such Borrower to such Lender resulting from each such Tranche B Term Advance made by such Lender, as amended.

          "Tranche B Termination Date" means, for the Tranche B Term Facility, the earlier of (a) March 31, 2006, and (b) the termination in whole of the Tranche B Term Commitments pursuant to Section 2.05 or 6.01.

          "Transaction Documents" means, collectively, the Loan Documents and the Related Documents.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Tranche A Term Commitment" means, with respect to any Tranche A Term Lender at any time, (a) such Lender=s Tranche A Term Commitment at such time minus (b) the aggregate principal amount of all Tranche A Term Advances made by such Lender and outstanding at such time.

          "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and (without duplication) Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "Working  Capital  Advance"  has  the  meaning  specified  in  Section
     2.01(c).

          "Working   Capital   Borrowing"   means  a  borrowing   consisting  of
     simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital
     Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

          "Working Capital Termination Date" means, for the Working Capital Facility and the Letter of Credit Facility, the earlier of (a) June 30, 2005 and (b) the termination in whole of the Working Capital Commitments and the Letter of Credit Commitments pursuant to Section 2.05 or 6.01.

          "Working Capital Lender" means any Lender that has a Working Capital Commitment.

          "Working Capital Note" means a promissory note of each Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Working Capital Advances and Letter of Credit Advances, as amended.

     SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.01. The Advances and the Letters of Credit. (a) The Tranche A Term Advances. Each Tranche A Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (a "Tranche A Term Advance") to the Appropriate Borrower on the Effective Date and, from time to time thereafter, on any Business Day during the period from the Effective Date until August 10, 2000 in an amount for each such Advance not to exceed such Lender's Unused Tranche A Term Commitment at such time. Each Tranche A Term Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Tranche A Term Advances made simultaneously by the Tranche A Term Lenders ratably according to their Tranche A Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

     (b) The Tranche B Term Advances. Each Tranche B Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Tranche B Term Advance") to the Borrowers on the Effective Date in an amount not to exceed such Lender's Tranche B Term Commitment at such time. The Tranche B Term Borrowing shall consist of Tranche B Term Advances made simultaneously by the Tranche B Term Lenders ratably according to their Tranche B Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

     (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Appropriate Borrower from time to time on any Business Day during the period from the Effective Date until the Working Capital Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital
Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, each Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this
Section 2.01(c).

     (d) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") for the account of the Appropriate Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Working Capital Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Appropriate Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Working Capital Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Appropriate Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Working Capital Termination Date. If either a Notice of Renewal is not given by the Appropriate Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Appropriate Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "Default Termination Notice") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, each Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

     SECTION  2.02.  Making the  Advances.  (a) Except as otherwise  provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by either Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) name of such Borrower, (ii) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Appropriate Borrower by crediting the Appropriate Borrower's Account in same day funds; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

     (b) Anything in subsection (a) above to the contrary notwithstanding, neither Borrower may select Eurodollar Rate Advances (i) for any initial Borrowing hereunder and during the period from the Effective Date to the Syndication Date (the "Syndication Period"), provided, however, that either Borrower may select Eurodollar Rate Advances for such initial Borrowing or during the Syndication Period, so long as such Borrower indemnifies the Agents and each Lender Party in accordance with Section 9.04(c) and as otherwise provided under the Loan Documents, (ii) for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or (iii) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10.

     (c) The Tranche A Advances may not be outstanding as part of more than ten separate Borrowings, the Tranche B Term Advances may not be outstanding as part of more than five separate Borrowing and the Working Capital Advances may not be outstanding as part of more than ten separate Borrowings.

     (d) Each Notice of Borrowing shall be irrevocable and binding on the Appropriate Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Appropriate Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative

Agent, at (i) in the case of such Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

     (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) name of the Borrower, (B) date of such issuance (which shall be a Business Day), (C) Available Amount of such Letter of Credit, (D) expiration date of such Letter of Credit, (E) name and address of the beneficiary of such Letter of Credit and (F) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to issuance from Lenders holding at least a majority of the Working Capital Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Appropriate Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

     (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by the Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by the Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

     (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the

Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

     (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in
Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     SECTION 2.04. Repayment of Advances. (a) Tranche A Term Advances. On the last Business Day of each calendar quarter specified below, the Borrowers shall jointly and severally repay to the Administrative Agent for the ratable account of the Tranche A Term Lenders an aggregate outstanding principal amount of the Tranche A Term Advances (which amounts shall be reduced as a result of the application of prepayments in accordance with the priorities set forth in
Section 2.06) in twelve consecutive installments, each such installment being payable on each such quarterly date during each year indicated below (such installments to aggregate for such year to the percentage set opposite such year of the outstanding Tranche A Term Advances outstanding on September 27, 2002 and to be in equal principal amounts for each such quarterly date for such year):

                    Calendar Quarter                             Percentage

From and including the third quarter of 2002 to and                  25%
including the second quarter of 2003

From and including the third quarter of 2003 to and                  35%
including the second quarter of 2004

From and including the third quarter of 2004 to and                  40%
including the second quarter of 2005

provided, however, that the final principal installment shall be repaid on the Tranche A Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche A Term Advances outstanding on such date.

     (b) Tranche B Term Advances. On the last day of each calendar quarter specified below, the Borrowers shall jointly and severally repay to the Administrative Agent for the ratable account of the Tranche B Term Lenders the aggregate outstanding principal amount of the Tranche B Term Advances (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06) in 27 consecutive installments, each such installment being payable on each such quarterly date during each year indicated below (such installments to aggregate for such year to the percentage set opposite such year of the Tranche B Term Advances outstanding on the Effective Date and to be in equal principal amounts for each such quarterly date for such year):


                    Calendar Quarter                             Percentage

From and including the third quarter of 1999 to and                  1%
including the second quarter of 2005

From and including the third quarter of 2005 to and                  94%
including the first quarter of 2006

provided, however, that the final principal installment shall be repaid on the Tranche B Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche B Term Advances outstanding on such date.

     (c) Working Capital Advances. The Borrowers shall jointly and severally repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Working Capital Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

     (d) Letter of Credit Advances. (i) The Borrowers shall jointly and severally repay to the Administrative Agent for the account of the Issuing Bank on the Working Capital Termination Date the outstanding principal amount of each Letter of Credit Advance made by, and not reimbursed to, the Issuing Bank.

     (ii) The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrowers is without prejudice to, and does not constitute a waiver of, any rights the Borrowers might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrowers thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of any Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party or a guarantor.

     SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrowers may, upon at least five Business Days' notice to the Administrative Agent terminate in whole or reduce in part the Unused Tranche A Term Commitments and the Unused Working Capital Commitments; provided, however, that each partial reduction of the Commitments (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and
(ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility. For the avoidance of doubt, the termination or reduction of the Unused Tranche A Commitments and the Unused Working Capital Commitments pursuant to the preceding sentence shall be deemed to be a termination or reduction, as applicable, in the amount of such termination or reduction of the Tranche A Term Commitments or the Working Capital Commitment, as the case may be.

     (b) Mandatory. The Facilities shall be automatically and permanently reduced on each date a prepayment thereof is required to be made pursuant to
Section 2.06(b)(i) or (ii) in an amount equal to the amount of such prepayment, provided that such reduction of the Facilities shall be made ratably among the Appropriate Lenders in accordance with their relevant Commitments in accordance with the priorities pursuant to Section 2.06(b).

     SECTION 2.06. Prepayments. (a) Optional. Subject to Section 5.03(a)(ii), the Borrowers may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, jointly and severally prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrowers shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment shall be applied ratably first to the Term Facilities and to the installments thereof pro rata and second to the Working Capital Facility as set forth in clause (b)(iv) below.

     (b) Mandatory. (i) Commencing with the Fiscal Year ending December 31, 2002, the Borrowers shall, on the 90th day following the end of such Fiscal Year, jointly and severally prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and, thereafter, deposit an amount in the L/C Cash Collateral Account, in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably first to the Term Facilities and to the installments thereof pro rata and second to the Working Capital Facility as set forth in clause (iv) below.

     (ii) The Borrowers shall, on the date of receipt of the Net Cash Proceeds by any Borrower or any of their Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii), or (iv) of Section 5.02(e)) and (B) any Extraordinary Receipt received by or paid to or for the account of any Borrower or any of their Subsidiaries and not otherwise included in clause (A) above, jointly and severally prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and, thereafter, deposit an amount in the L/C Cash Collateral Account, in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to the Term Facilities and to the installments thereof pro rata and second to the Working Capital Facility as set forth in clause (iv) below.

     (iii) The Borrowers shall, on each Business Day, jointly and severally pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

     (iv)  Prepayments of the Working  Capital  Facility made pursuant to clause
(i) and (ii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available
Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrowers and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank.

     (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of Eurodollar Rate Advances otherwise required to be made under this Section 2.06(b) would be made on a day other than the last day of the applicable Interest Period therefor, the Borrowers may direct the Administrative Agent to (and if so directed, the Administrative Agent shall) deposit such payment in the Cash Collateral Account until the last day of the applicable Interest Period at which time the Administrative Agent shall apply the amount of such payment to the prepayment of such Advances; provided, however, that such Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

     (c) Term B Opt-Out. The Administrative Agent shall promptly forward to each Term B Lender each Prepayment Notice received by it pursuant to Section 5.03(a)(ii). With respect to any prepayment of the Term Advances, the
Administrative Agent shall ratably pay the Tranche A Term Lenders and the Tranche B Term Lenders; provided, however, that any Tranche B Term Lender, at its option, to the extent that any Tranche A Term Advances are then outstanding, may elect not to accept such prepayment (such Lender being a "Declining Lender"), in which event the provisions of the next sentence shall apply. Any Tranche B Term Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice by giving written notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the fourth Business Day immediately preceding the scheduled Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount available to prepay Tranche B Term Lenders (less any amounts that would otherwise be payable to Declining Lenders) shall be applied to prepay Tranche B Term Advances owing to Tranche B Term Lenders other than Declining Lenders and any amounts that would otherwise have been applied to prepay Tranche B Term Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Tranche A Term Advances as provided in Sections 2.06(a) and (b); provided, further that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Tranche B Term Advances owing to Declining Lenders.

     SECTION 2.07. Interest. (a) Scheduled Interest. The Borrowers shall jointly and severally pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of a payment or bankruptcy Default or any Event of Default, each Borrower shall jointly and severally pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

     (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Appropriate Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

     SECTION 2.08. Fees. (a) Commitment Fee. The Borrowers shall jointly and severally pay to the Administrative Agent for the account of the Lenders a commitment fee, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, payable in arrears quarterly on the last Business Day of each calendar quarter, on the available but Unused Tranche A Term Commitment (until August 10, 2000) and the available but Unused Working Capital Commitment (until the Working Capital Termination
Date) at the rate expressed as percentage set forth below opposite the percentage per annum on the average daily unused portion of each Appropriate Lender's aggregate available Tranche A Term Commitments and Working Capital Commitments during such quarter:


      Percentage of Unused Commitments          Commitment Fee

                    >75%                            1.375%

                >50% and <75%                       1.250%

                >25% and <50%                       1.125%

                    <25%                            0.625%

provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further, however, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

     (b) Letter of Credit Fees, Etc. (i) The Borrowers shall jointly and severally pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last Business Day of each calendar quarter, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Working Capital Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of (A) all Standby Letters of Credit outstanding from time to time at a rate equal to the Applicable Margin in effect from day to day for Eurodollar Rate Advances under the Working Capital Facility and (B) all Trade Letters of Credit then outstanding at a rate equal to the Applicable Margin in effect from day to day for Eurodollar Rate Advances under the Working Capital Facility.

     (ii) The Borrowers shall jointly and severally pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrowers and the Issuing Bank shall agree.

     (c) Agents' Fees. The Borrowers shall jointly and severally pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

     SECTION 2.09. Conversion of Advances. (a) Optional. The Appropriate Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section
2.07 and Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section  2.02(c),  no Conversion  of any Advances  shall result in more separate

Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on such Borrower.

     (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (ii) If the Appropriate Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a one month Eurodollar Rate Advance.

     (iii) Upon the occurrence and during the continuance of any Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), jointly and severally pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, and the details of the computation thereof, submitted to the Borrowers by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall jointly and severally pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts, and the details of the computation thereof, submitted to the Borrowers by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.11. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the

Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by any such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by any such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) The Borrowers hereby authorize each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

     (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender Party hereunder that any such Borrower will not make such payment in full, the Administrative Agent may assume that any such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent any such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the

Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party=s proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

     SECTION 2.12. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and any franchise taxes) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, (ii) in the case of each Lender Party, taxes that are imposed on its overall net income (and any franchise taxes) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after the Borrowers and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make all such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Letters of Credit or the Notes (hereinafter referred to as "Other Taxes").

     (c) The Borrowers shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. Any such demand shall show in reasonable detail the amount payable and the calculations used to determine such amount.

     (d) Within 30 days after the date of any payment of Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrowers through an account or branch outside the United States or by or on behalf of the Borrowers by a payor that is not a United States person, if the Borrowers determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrowers (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers with two original Internal Revenue Service forms 1001, 4224 or form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8 (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Lender Party has failed to provide the Borrowers with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section
2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

     (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be disadvantageous to such Lender Party.

     SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

     SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrowers agree that they shall use such proceeds and Letters of Credit) solely for the following: (a) in the case of the Tranche A Term Advances, (i) to pay transaction costs in connection with the negotiation, syndication, execution and delivery of the Loan Documents;
(ii) the purchase of certain receivables (other than Excluded Receivables) from ICG Telecom Group, Inc. and its Subsidiaries, subject to a maximum purchase price of $50,000,000, (b) in the case of the Term Advances, to finance the cost (including, without limitation, with respect to the cost of design, development, acquisition construction, installation, improvement, transportation or integration), to acquire equipment, inventory, assets, services and related costs in connection with the Internet Service Business or Telecommunications Business (including, without limitation, acquisitions by way of acquisitions of real property, leasehold improvements, licenses, rights-of-use, Capitalized Leases, installment sales and acquisitions of the capital stock of an entity that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or assets so acquired (but excluding goodwill)) and (c) in the case of the Working Capital Facility, for working capital purposes.

     SECTION 2.15.  Defaulting Lenders.  (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Appropriate Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of it to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Appropriate Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Appropriate Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Appropriate Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

     (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrowers shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender
Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by any of such Borrowers to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative

Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrowers shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

          (i) first, to the Agents for any Defaulted Amounts then owing to the Agents, ratably in accordance with such respective Defaulted Amounts then owing to the Agents; and

          (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrowers for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

     (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrowers, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrowers or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in such account as the Administrative Agent shall designate in writing to the Borrowers and the Defaulting Lender, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to the Agents hereunder, ratably in accordance with such amounts then due and payable to the Agents;

          (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

          (iii) third, to the Borrowers for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

     (d) The rights and remedies against a Defaulting  Lender under this Section
2.15 are in addition to other rights and remedies that the Borrowers may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

     (e) Notwithstanding anything in this Section 2.15 to the contrary, upon any payment by the Borrowers hereunder or under any other Loan Documents for the account of a Defaulting Lender, the Administrative Agent and the Defaulting Lender shall treat such payment as having been applied in the manner in which the Borrower intended for purposes of calculating interest or commitment fees owed by the Borrowers.


                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

     SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i) The Notes payable to the Lenders or their registered assigns.

               (ii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party thereto;

                    (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                    (B) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                    (C) completed  requests for information,  dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                    (D) evidence of the  completion of all other  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                    (E) evidence of the  insurance  required by the terms of the
               Security Agreement,

                    (F) copies of the  Assigned  Agreements  referred  to in the
               Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                    (G) the Pledged Account Letters  referred to in the Security
               Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                    (H) evidence  that all other action that the  Administrative
               Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement have been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

               (iii) A guaranty in substantially the form of Exhibit E hereto (together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

               (iv) A guaranty duly executed by the Parent.

               (v) Deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance satisfactory to the Administrative Agent and covering the properties listed on Schedules 4.01(v) and 4.01(w) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                    (A) evidence that  counterparts  of the Mortgages  have been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                    (B) fully  paid  American  Land Title  Association  Lender's
               Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the real property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                    (C) American Land Title  Association form surveys,  dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the
               Administrative Agent by a land surveyor duly registered and licensed in the States in which the real property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                    (D) engineering, soils and other reports as to the real properties described in the Mortgages, in form and substance and from professional firms acceptable to the Administrative Agent,

                    (E) the  Assignments  of Leases and Rents referred to in the
               Mortgages, duly executed by the appropriate Loan Party,

                    (F) such consents and  agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                    (G) evidence of the  insurance  required by the terms of the
               Mortgages,

                    (H) evidence  that all other action that the  Administrative
               Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

               (vi) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

               (vii) To the extent such Secretary of State customarily provides such certificates, a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office and (2) such Loan Party has paid all franchise taxes, if any, to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

               (viii) To the extent such Secretary of State customarily provides such certificates, a copy of a certificate of the Secretary of State of each relevant jurisdiction, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

               (ix) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to
          (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
          Section 3.01(a)(viii), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(vi) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (x) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (xi) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

               (xii) Certificates, in substantially the form of Exhibit F hereto, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer.

               (xiii) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

               (xiv) Certified copies of all Material Contracts of each Loan Party and its Subsidiaries as the Administrative Agent shall request.

               (xv) A Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.

               (xvi) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations  under  Plans,  Multiemployer  Plans  and  Welfare  Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Company, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until December 31, 2004.

               (xvii) A favorable opinion of Thelen Reid & Priest LLP, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xviii) Favorable opinion of Sherman & Howard, local counsel to the Loan Parties in the State of Colorado, in substantially the form of Exhibit H hereto or in such other forms as any Lender Party through the Administrative Agent may reasonably request.

          (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (c) Before giving effect to the transactions contemplated by the Transaction Documents, there shall have occurred no Material Adverse Change since December 31, 1998.

          (d) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby.

          (e) All governmental and third party consents and approvals necessary in connection with the Transaction Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the transactions contemplated by the Transaction Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (f)  The  Lender   Parties  shall  have   completed  a  due  diligence
     investigation of the Parent and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and shall have been given such access to the management, records, books of account, contracts and properties of the Parent and its Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Effective Date), pro forma consolidated financial statements as the Borrowers, the Parent and their Subsidiaries, and forecasts prepared by management of the Borrowers and the Parent, in a form satisfactory to the Lender Parties, of balance sheets and income statements, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that any information provided to the Lender Parties was or has become misleading, incorrect or incomplete in any material respect.

          (g) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent.

          (h) The Related Documents shall be in full force and effect.

     SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank Lender pursuant to
Section 2.03(c) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

          (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date;

          (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom; and

          (iii) for each Advance or issuance or renewal of any Letter of Credit, the sum of the Loan Values of the Eligible Collateral exceeds the aggregate principal amount of the Advances plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively;

and (b) the Administrative Agent shall have received (i) a Borrowing Base Certificate signed by a duly authorized officer of the Appropriate Borrower dated the date of such Borrowing or issuance or renewal; and (ii) such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request.

     SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. The Parent and each Borrower represents and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in each Borrower has been validly issued, is fully paid and non-assessable and is owned by the Parent free and clear of all Liens, except those created under the Collateral Documents.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties in such a manner as would be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings referred to herein or listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

          (g) The Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of KPMG Peat Marwick LLP, independent public accountants, and the Consolidated and consolidating unaudited balance sheets of the Parent and its Subsidiaries as at June 30, 1999, and the related unaudited Consolidated and consolidating statements of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender Party, in each case fairly present, subject, in the case of said balance sheet as at June 30, 1999, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated and consolidating results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

          (h) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the Parent and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xvi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent's best estimate of its future financial performance.

          (i) Neither the Pre-Commitment Information nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

          (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

          (m) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

          (n)  Each  Loan  Party  is,   individually   and  together   with  its
     Subsidiaries, Solvent.

          (o) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

          (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (iii)  Neither any Loan Party nor any ERISA  Affiliate has incurred or
     is  reasonably   expected  to  incur  any   Withdrawal   Liability  to  any
     Multiemployer Plan.

          (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (p) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

          (iii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

          (ii) Except as disclosed on Schedule 4.01(q), (i) all tax returns, statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and their Subsidiaries have been timely filed in accordance with all applicable laws;
     (ii) each Loan Party and their Subsidiaries has timely paid or made adequate provision for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid (including without limitation, assessments, interest and penalties) and, as of the time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations, activities and the status of each Loan Party and their Subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder) and (iii) each Loan Party and its Subsidiaries have made adequate provision for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

          (iii) Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

          (iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $10,000,000. Set forth on Part II of Schedule 4.01(q) hereto is a complete and accurate description, as of the date hereof, of each such item that separately, for all such Open Years, together with applicable interest and penalties, exceeds $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (v) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $10,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

          (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

          (z) Each Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by such Borrower or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, each Borrower believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

     SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

          (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, rights (charter and statutory), permits, licenses, approvals, privileges and franchises (including, without limitation, any permits, licenses, approvals, privileges and franchises issued to such Loan Party by the FCC or any PUC); provided, however, that each Borrower and its Subsidiaries may consummate any merger or consolidation permitted under
     Section 5.02(d) and provided further that neither any Loan Party nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of such Loan Party or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Loan Party, such Subsidiary or the Lender Parties.

          (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then each Loan Party shall, in each case at the such Loan Party's expense:

               (i) in connection with the formation or acquisition of a Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 10 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary (other than ICG 161 and ICG Corporate Headquarters) and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary (other than ICG 161 and ICG Corporate Headquarters) or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 70 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above (subject to customary limitations), as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

               (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

               (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

          (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

          (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' (other than ICG 161 and ICG Corporate Headquarters) properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

          (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except where the failure to do so either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (n) Interest Rate Hedging. If the three month Eurodollar Rate exceeds 9% per annum for 15 consecutive Business Days at any time, enter into and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent and the Required Lenders, covering a notional amount of not less than 50% of the Commitments under all of the Facilities at such time.

          (o) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (p) Lease Arrangements. Insure that ICG Equipment is lessor under master leases and other lease arrangements in respect of which the lease payments, together with the residual value of the property, plant and equipment subject thereto, are sufficient to pay all amounts due and payable during the term of this Agreement in respect of all Debt of the Parent and its Subsidiaries.

     SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party shall, at any time:

          (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

               (i) Liens created under the Loan Documents;

               (ii) Permitted Liens;

               (iii) Liens existing on the date hereof or required on the Effective Date to be provided in the future and, in each case, described on Schedule 4.01(u) hereto;

               (iv) purchase money Liens upon or in property acquired or held by any Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens, or Liens existing on any such property at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under
          Section 5.02(b)(iii)(B) at any time outstanding;

               (v) Liens arising in connection with Capitalized Leases of any Borrower or any of its Subsidiaries permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with such Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of such Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with such Borrower or such Subsidiary or acquired by such Borrower or such Subsidiary; and

               (vii) Liens in connection with Debt permitted under Section 5.02(b)(iii)(E); provided that no such Lien shall extend to or cover any Collateral other than cash and Cash Equivalents in an amount equal to the amount of such Debt.

          (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i) in the case of any Borrower,

                    (A) Debt in respect of Hedge  Agreements  designed  to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice.

                    (B) Debt owed to a wholly owned Subsidiary of such Borrower, which Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be on terms acceptable to the Required Lenders and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Required Lenders and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement.

               (ii) in the case of any Subsidiary of any Borrower, Debt owed to such Borrower or to a wholly owned Subsidiary of such Borrower, provided that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be on terms acceptable to the Required Lenders and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Required Lenders and such promissory notes shall, in the case of Debt owed to a

          Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

               (iii) in the case of the Parent and its Subsidiaries,

                    (A) Debt under the Loan Documents,

                    (B) Debt secured by Liens  permitted by Section  5.02(a)(iv)
               not to exceed in the aggregate $25,000,000 during any consecutive 12-month period,

                    (C) Capitalized Leases of any Borrower or any of its Subsidiaries not to exceed in the aggregate $385,000,000 at any time outstanding (taking into account any reductions in such Capitalized Leases).

                    (D) the Existing Debt, and

                    (E) Debt in respect  of  letters  of credit in an  aggregate
               principal   amount  at  any  time   outstanding   not  to  exceed
               $10,000,000; and

                    (F) other  unsecured Debt in an aggregate  principal  amount not to exceed $350,000,000 at any one time outstanding.

          (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

          (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of each Borrower may merge into or consolidate with any other Subsidiary of each Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of each Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall become a Subsidiary Guarantor and provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

          (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold or leased in the ordinary course of its business, except:

               (i) sales or leases of Inventory in the ordinary course of its business;

               (ii) sales of assets for cash and Cash Equivalents and for fair value in an aggregate amount not to exceed $15,000,000 in any Fiscal Year;

               (iii) the sale of any asset by each Borrower or any Subsidiary (other than a bulk sale of Inventory and a sale of receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to each Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to each Borrower or such Subsidiary solely in cash and (C) the aggregate purchase price paid to each Borrower and all of its Subsidiaries for such asset and all other assets sold by each Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (iii) shall not exceed $25,000,000; and

               (iv) sales of all of the outstanding  capital stock of, or assets
          of,  each  of  ICG   Satellite   Services,   Inc.,   ICG  Fiber  Optic
          Technologies, Inc. and each of their respective Subsidiaries.

     provided that in the case of sales of assets pursuant to clause (iii) above, each Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in,
     Section 2.06(b)(ii), as specified therein.

          (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

               (i) Investments by the Parent and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in wholly owned Subsidiaries of a Borrower now existing or organized hereafter, provided that any such Subsidiary has become a Subsidiary Guarantor to the extent required by Section 5.01(j).

               (ii) loans and advances to employees in the ordinary course of the business of each Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

               (iii) Investments by each Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

               (iv)  Investments  existing on the date hereof and  described  on
          Schedule 4.01(x) hereto;

               (v) Investments  consisting of intercompany  Debt permitted under
          Section 5.02(b);

               (vi) Investments consisting of the purchase by the Borrowers of certain receivables (other than Excluded Receivables) from ICG Telecom Group, Inc. and its Subsidiaries on market terms reasonably satisfactory to the Required Lenders; and

               (vii) other Investments in an aggregate amount invested not to exceed $50,000,000 and Investments made solely with Equity Interests of the Borrowers and their Subsidiaries provided that with respect to Investments made under this clause (vii), (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (2) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Parent and its Subsidiaries shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the appropriate measurement periods for the financial covenants, as evidenced by a certificate of the Chief Financial Officer of the Parent delivered to the Lender Parties demonstrating such compliance.

          (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests other than of a wholly owned Subsidiary now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in each Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i) each Borrower may declare and pay dividends and distributions payable only in stock of each Borrower,

               (ii) the Borrowers may declare and pay cash dividends to the Parent to the extent, and only to the extent, necessary to enable the Parent to pay (a) cash interest on the Existing Debt listed on
          Schedule 4.01(s), and (b) cash interest on other Debt of the Parent permitted pursuant to Section 5.02(b) (iii)(B) and (F), and

               (iii) any Subsidiary of each Borrower may (A) declare and pay cash dividends to each Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its Parent to the extent permitted under
          Section 5.01(f)(i).

          (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents other than any such amendment that could not reasonably be expected to have a Material Adverse Effect.

          (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

          (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments or redemptions of Existing Debt, or amend, modify or change in any manner any term or condition of any Existing Debt or Subordinated Debt if such amendment, modification or change is reasonably likely to have an adverse impact on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent and its Subsidiaries taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to any Borrower.

          (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

          (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or
     (ii) in connection with (A) any Existing Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, (D) any Debt outstanding on the date any Subsidiary of any Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of such Borrower) and (E) any governmental license, permit or other approval.

          (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries (other than a wholly owned special purpose Subsidiary of a Borrower formed specifically for the purpose) to do so.

          (n)   Speculative   Transactions.   Engage,   or  permit  any  of  its
     Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (o) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary unless it becomes a Subsidiary Guarantor.

          (p)  Payment   Restrictions   Affecting   Subsidiaries.   Directly  or
     indirectly,   enter  into  or  suffer  to  exist,  or  permit  any  of  its

     Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of any Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Existing Debt.

          (q) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, in each case except in the ordinary course of business in a manner that would not reasonably be expected to have a Material Adverse Effect.

          (r) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent and its Subsidiaries in any period set forth in Section 6.01(q) to exceed 80% of the amount allowed pursuant to Section 6.01(q) for such period:

     SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each applicable Loan Party will furnish to the Agents and the Lender Parties:

          (a) Default and Prepayment Notices. (i) As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto, and (ii) as soon as possible and in any event no later than 1:00 P.M. (New York City time) at least seven Business Days before any prepayment of Term Advances is to be made by the Borrowers pursuant to
     Section 2.06 (the "Prepayment Date"), written notice of the principal amount of such prepayment (the "Prepayment Amount") and the applicable Prepayment Date. Each such notice (a "Prepayment Notice") shall be by telex or telecopier or otherwise as provided in Section 9.02.

          (b) Annual Financials. As soon as available and in any event within 106 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG Peat

     Marwick or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of the Chief Financial Officer to the Lender Parties stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has not indicated to such Chief Financial Officer that it had obtained knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Chief Financial Officer in determining, as of the end of such Fiscal Year, compliance with the covenants contained in
     Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Parent stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto.

          (c) Quarterly Financials. As soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter (except for the Consolidated statement of cash flows, which shall be on a year to date basis) and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and such action that the Parent has taken and proposes to take with respect thereto and (ii) a
     schedule  in  form  satisfactory  to  the   Administrative   Agent  of  the
     computations used by the Parent in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Annual Forecasts. As soon as available and in any event no later than January 31 of each Fiscal Year, forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Tranche B Termination Date.

          (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

          (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
     Section 5.03.

          (h) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

          (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

          (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

          (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

          (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA

     Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such
     Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (k) Real Property. As soon as available and in any event within 60 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by each Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

          (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (m) Borrowing Base Certificate. As soon as available and in any event within 10 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the Chief Financial Officer of each Borrower.

          (n) Year 2000 Compliance. Promptly after each Borrower's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(z)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

          (o) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Report (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $3,000,000 or more.

          (p) Tax Certificates. Promptly, and in any event within thirty (30) Business Days after the due date (with extensions, if properly obtained) for filing the final federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate") signed by the President or the Chief Financial Officer of the Parent, stating that there has been paid to the Internal Revenue Service or other applicable taxing authority, the full amount that the affiliated group that includes the Parent and the Borrowers is required to pay in respect of federal income tax for such year and that the Parent and the Borrowers have received any amounts payable to them, that the Parent and the Borrowers have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amounts, if any, they are required to pay under the Tax Sharing Agreement in respect of such taxable year and have received amounts, if any, due to them under the Tax Sharing Agreement for such year.

          (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

     SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent will:

          (a) Senior Secured Debt Service Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrowers a Senior Secured Debt Service Coverage Ratio of not less than the amount set forth below for such period:


                       1999        2000        2001       2002        2003         2004        2005

1st Quarter            N/A        2.50:1      2.75:1     2.75:1      3.00:1       3.00:1      3.00:1

2nd Quarter            N/A        2.50:1      2.75:1     2.75:1      3.00:1       3.00:1      3.00:1

3rd Quarter           2.50:1      2.50:1      2.75:1     2.75:1      3.00:1       3.00:1      3.00:1

4th Quarter           2.50:1      2.50:1      2.75:1     2.75:1      3.00:1       3.00:1      3.00:1

          (b) Minimum EBITDA: Maintain quarterly EBITDA of the Parent and its Subsidiaries as at the end of each fiscal quarter of the Parent of not less than the amount set forth below:

                        1999            2000           2001            2002           2003            2004            2005

1st Quarter                   N/A     $36,036,000    $68,412,000     $97,000,000   $129,977,000    $144,000,000     $147,000,000

2nd Quarter                   N/A     $42,214,000    $77,199,000    $103,000,000   $135,000,000    $144,000,000     $147,000,000

3rd Quarter           $23,204,000     $48,506,000    $85,471,000    $109,000,000   $140,000,000    $145,328,000     $150,000,000

4th Quarter           $29,136,000     $54,249,000    $94,183,000    $117,641,000   $144,000,000    $147,000,000     $153,738,000

          (c) Maximum Senior Secured Leverage. Maintain at the end of each fiscal quarter of the Parent a Senior Secured Debt Ratio of not greater than the ratio set forth below for such fiscal quarter:

            Fiscal Quarter Ending                           Ratio
            ---------------------                           -----
       September 30, 1999                                   2.75:1
       December 31, 1999                                    2.75:1
       March 31, 2000                                       2.75:1
       June 30, 2000                                        2.75:1
       September 30, 2000                                   2:50:1
       December 31, 2000                                    2:25:1
       March 31, 2001                                       2:25:1
       June 30, 2001                                        2:25:1
       September 30, 2001                                   2:25:1
       December 31, 2001                                    2:25:1
       March 31, 2002                                       2:25:1
       June 30, 2002                                        2:25:1
       September 30, 2002                                   2:25:1
       December 31, 2002                                    2:25:1
       March 31, 2003                                       2:25:1
       June 30, 2003                                        2:25:1
       September 30, 2003                                   2:25:1
       December 31, 2003                                    2:25:1
       March 31, 2004                                       2:25:1
       June 30, 2004                                        2:25:1
       September 30, 2004                                   2:25:1
       December 31, 2004                                    2:25:1
       March 31, 2005                                       2:25:1
       June 30, 2005                                        2:25:1
       September 30, 2005                                   2:25:1
       December 31, 2005                                    2:25:1

          (d) Maximum Total Leverage. Maintain at the end of each fiscal quarter of the Parent a Parent Total Leverage Ratio of not greater than the ratio set forth below for such fiscal quarter:


           Fiscal Quarter Ending In                          Ratio
           ------------------------                          -----
        September 30, 1999                                   8.75:1
        December 31, 1999                                    7.75:1
        March 31, 2000                                       7.75:1
        June 30, 2000                                        7.25:1
        September 30, 2000                                   7.00:1
        December 31, 2000                                    7.00:1
        March 31, 2001                                       7.00:1
        June 30, 2001                                        6.50:1
        September 30, 2001                                   6.25:1
        December 31, 2001                                    6.00:1
        March 31, 2002                                       5.50:1

           Fiscal Quarter Ending In                          Ratio
           ------------------------                          -----
        June 30, 2002                                        5.50:1
        September 30, 2002                                   5.50:1
        December 31, 2002                                    5.50:1
        March 31, 2003                                       5.00:1
        June 30, 2003                                        5.00:1
        September 30, 2003                                   5.00:1
        December 31, 2003                                    5.00:1
        March 31, 2004                                       5.00:1
        June 30, 2004                                        5.00:1
        September 30, 2004                                   5.00:1
        December 31, 2004                                    5.00:1
        March 31, 2005                                       5.00:1
        June 30, 2005                                        5.00:1
        September 30, 2005                                   5.00:1
        December 31, 2005                                    5.00:1

          (e) Minimum Interest Coverage. Maintain at the end of each fiscal quarter of the Parent a ratio of (i) EBITDA of the Parent for the most recently ended six month period to (ii) Interest Expense of the Parent for the most recently ended six month period of not less than 3.75:1.

          (f) Minimum Fixed Charge Coverage. Maintain at the end of each fiscal quarter of the Parent a ratio of (i) EBITDA of the Parent for the most recently ended six month period to (ii) Fixed Charges for the most recently ended six month period of not less than the ratio set forth below for such fiscal quarter:


            Fiscal Quarter Ending In                          Ratio
            ------------------------                          -----
         June 30, 2002                                        0.50:1
         September 30, 2002                                   0.50:1
         December 31, 2002                                    0.50:1
         March 31, 2003                                       0.75:1
         June 30, 2003                                        0.75:1
         September 30, 2003                                   0.75:1
         December 31, 2003                                    0.75:1
         March 31, 2004                                       1.10:1
         June 30, 2004                                        1.10:1
         September 30, 2004                                   1.10:1
         December 31, 2004                                    1.10:1
         March 31, 2005                                       1.10:1
         June 30, 2005                                        1.10:1
         September 30, 2005                                   1.10:1
         December 31, 2005                                    1.10:1

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

          (a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
     (ii) within five days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j), (o) or (n), 5.02, 5.03(a)(i), or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 (determined net of any applicable insurance proceeds) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 25 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $500,000; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $500,000; or

          (o) any Borrowing Base Deficiency shall occur; or

          (p) ICG shall fail to maintain the following financial covenants:

               (i) Minimum Revenue. At the end of each fiscal quarter set forth below, maintain quarterly Revenue of not less than the amount set forth below for such fiscal quarter:


            Fiscal Quarter Ending                          Revenue
            ---------------------                          -------
       September 30, 1999                                $110,000,000
       December 31, 1999                                 $135,000,000
       March 31, 2000                                    $135,000,000
       June 30, 2000                                     $180,000,000
       September 30, 2000                                $225,000,000
       December 31, 2000                                 $265,000,000
       March 31, 2001                                    $290,000,000
       June 30, 2001                                     $330,000,000
       September 30, 2001                                $365,000,000
       December 31, 2001                                 $420,000,000
       March 31, 2002                                    $468,000,000
       June 30, 2002                                     $502,500,000
       September 30, 2002                                $542,000,000
       December 31, 2002                                 $587,500,000
       March 31, 2003                                    $615,000,000
       June 30, 2003                                     $675,000,000
       September 30, 2003                                $710,000,000
       December 31, 2003                                 $750,000,000
       March 31, 2004                                    $825,000,000
       June 30, 2004                                     $835,000,000
       September 30, 2004                                $840,000,000
       December 31, 2004                                 $850,000,000
       March 31, 2005                                    $850,000,000
       June 30, 2005                                     $850,000,000

            Fiscal Quarter Ending                          Revenue
            ---------------------                          -------
       September 30, 2005                                $865,000,000
       December 31, 2005                                 $885,500,000

               (ii) Minimum EBITDA. At the end of each fiscal quarter set forth below, maintain EBITDA of ICG for such fiscal quarter of not less than the amount set forth below (or, in the case of (A) the fiscal quarters ending on or before March 31, 2000, EBITDA of ICG for the period from April 1, 1999 through the end of such fiscal quarter and (B) the fiscal quarter ended June 30, 2000, EBITDA of ICG for the most recently ended twelve-month period):

           Fiscal Quarter Ending                            EBITDA
           ---------------------                            ------
       September 30, 1999                                 $22,615,000
       December 31, 1999                                  $52,527,000
       March 31, 2000                                     $45,435,000
       June 30, 2000                                      $56,958,000
       September 30, 2000                                 $53,743,000
       December 31, 2000                                  $71,500,000
       March 31, 2001                                     $85,679,000
       June 30, 2001                                     $105,843,000
       September 30, 2001                                $121,372,000
       December 31, 2001                                 $149,757,000
       March 31, 2002                                    $190,000,000
       June 30, 2002                                     $204,000,000
       September 30, 2002                                $220,000,000
       December 31, 2002                                 $238,553,000
       March 31, 2003                                    $275,000,000
       June 30, 2003                                     $301,675,000
       September 30, 2003                                $316,000,000
       December 31, 2003                                 $334,085,000
       March 31, 2004                                    $378,992,000
       June 30, 2004                                     $385,491,000
       September 30, 2004                                $390,036,000
       December 31, 2004                                 $395,000,000
       March 31, 2005                                    $395,000,000
       June 30, 2005                                     $395,000,000
       September 30, 2005                                $400,000,000
       December 31, 2005                                 $406,004,000

               (iii) Maximum Total Leverage. At the end of each fiscal quarter set forth below, maintain an ICG Total Leverage Ratio of not greater than the ratio set forth below for such fiscal quarter:

                        Fiscal Quarter Ending               Ratio
                        ---------------------               -----
                    June 30, 2001                           8.50:1
                    September 30, 2001                      7.50:1
                    December 31, 2001                       6.50:1
                    March 31, 2002                          5.00:1
                    June 30, 2002                           5.00:1
                    September 30, 2002                      5.00:1
                    December 31, 2002                       5.00:1
                    March 31, 2003 and thereafter           4.00:1

               (iv) Maximum Total Debt/Gross PP & E. At the end of each fiscal quarter set forth below, maintain a ratio of (i) Total Debt of ICG and its Subsidiaries on such date to (ii) the gross book value of the Gross PP & E on such date of not greater than the ratio set forth below for such fiscal quarter:


                         Fiscal Quarter Ending                Ratio
                         ---------------------                -----
                    September 30, 1999                        1.50:1
                    December 31, 1999                         1.45:1
                    March 31, 2000                            1.40:1
                    June 30, 2000                             1.35:1
                    September 30, 2000                        1.30:1
                    December 31, 2000                         1:25:1
                    March 31, 2001                            1:25:1
                    June 30, 2001                             1.20:1
                    September 30, 2001                        1.15:1
                    December 31, 2001                         1.10:1
                    March 31, 2002 and thereafter             1.00:1

               (v) Minimum Interest Coverage. Maintain at the end of each fiscal quarter set forth below a ratio of (i) EBITDA of ICG for the most recently ended six month period to (ii) Interest Expense of ICG for the most recently ended six month period of not less than the ratio set forth below for such fiscal quarter (or, (A) in the case of the fiscal quarter ending December 31, 1999, a ratio of (i) EBITDA of ICG for the most recently ended nine month period to (ii) Interest Expense of ICG for the most recently ended nine month period and (B) in the case of the fiscal quarters ending March 31, 2000 and June 30, 2000, a ratio of (i) EBITDA of ICG for the most recently ended twelve month period to (ii) Interest Expense of ICG for the most recently ended twelve month period):


                         Fiscal Quarter Ending                  Ratio
                         ---------------------                  -----
                     September 30, 1999                         1.75:1
                     December 31, 1999                          1.75:1
                     March 31, 2000                             1.75:1
                     June 30, 2000                              1.75:1

                         Fiscal Quarter Ending                  Ratio
                         ---------------------                  -----
                     September 30, 2000                         2.25:1
                     December 31, 2000                          2:25:1
                     March 31, 2001                             2:25:1
                     June 30, 2001                              2.25:1
                     September 30, 2001                         2.25:1
                     December 31, 2001                          2.25:1
                     March 31, 2002 and thereafter              2.50:1; or

               (q) ICG shall make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by ICG and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:


                          Fiscal Quarter Ending          Amount
                          ---------------------          ------
                      September 30, 1999               $173,000,000
                      December 31, 1999                 229,000,000
                      March 31, 2000                    207,000,000
                      June 30, 2000                     202,000,000
                      September 30, 2000                195,000,000
                      December 31, 2000                 190,000,000
                      March 31, 2001                    237,000,000
                      June 30, 2001                     229,000,000
                      September 30, 2001                222,000,000
                      December 31, 2001                 213,000,000
                      March 31, 2002                    228,280,000
                      June 30, 2002                     228,280,000
                      September 30, 2002                210,720,000
                      December 31, 2002                 210,720,000
                      March 31, 2003                    216,060,000
                      June 30, 2003                     216,060,000
                      September 30, 2003                199,440,000
                      December 31, 2003                 199,440,000
                      March 31, 2004                    199,680,000
                      June 30, 2004                     199,680,000
                      September 30, 2004                184,320,000
                      December 31, 2004                 184,320,000
                      March 31, 2005                    205,670,000
                      June 30, 2005                     205,670,000
                      September 30, 2005                189,850,000
                      December 31, 2005                 189,850,000

provided, however, that if, at the end of any such period (a "Base Quarter") set forth above, the amount specified above for such Base Quarter exceeds the amount of Capital Expenditures made by ICG and its Subsidiaries during such Base Quarter (the amount of such excess being the "Excess Amount"), ICG and its Subsidiaries shall be entitled to make additional Capital Expenditures in either of the two succeeding periods set forth above in an amount in the aggregate over such succeeding periods equal to the Excess Amount;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to the Issuing Bank, direct the Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Standby Letter of Credit issued by it, and the Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrowers under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

     SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrowers to, and forthwith upon such demand the Borrowers will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available
Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrowers will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                 PARENT GUARANTY

     SECTION 7.01. Guaranty. The Parent hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lender Parties in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Parent0s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by each such Loan Party to the Agent or any Lender Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

     SECTION 7.02. Guaranty Absolute. The Parent guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. The Obligations of the Parent under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Parent to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of the Parent under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Parent hereby irrevocably waives any defenses it may now or hereinafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

          (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Loan Party or any of their Subsidiaries;

          (e)  any  change,   restructuring  or  termination  of  the  corporate
     structure or existence of any Loan Party or any of their Subsidiaries; or

          (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Subsidiary Guarantor or any other guarantor or surety.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of any Loan Party or any of their Subsidiaries or otherwise, all as though such payment had not been made.

     SECTION 7.03. Waiver. The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. The Parent acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this Section
7.03 is knowingly made in contemplation of such benefits

     SECTION 7.04. Subrogation. The Parent will not exercise any rights that it may now or hereafter acquire against the Borrower, any Subsidiary Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of the Parent0s Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against the Borrower, any Subsidiary Guarantor or any other guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any Subsidiary Guarantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (ii) the later of the Tranche A Termination Date, the Tranche B Termination Date and the Working Capital Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Parent shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and
(iii) each of the Tranche A Termination Date, the Tranche B Termination Date and the Working Capital Termination Date shall have occurred, the Administrative Agent and the Lender Parties will, at the Parent0s request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent of an interest in the Guaranteed Obligations resulting from such payment by the Parent.

                                  ARTICLE VIII

                                   THE AGENTS

     SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

     SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property
(including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.03. Agents and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each Agent in its individual capacity. Each Agent and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Agent was not an Agent and without any duty to account therefor to the Lender Parties.

     SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers.

     (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

     (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term
Commitments at such time and (iv) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject, so long as no Default has occurred and continuing, to the consent of the Borrowers, such consent not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, subject, so long as no Default has occurred and continuing, to the consent of the Borrowers, such consent not to be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to any mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, in the case of any Subsidiary Guarantor, to the extent permitted under the Subsidiary Guaranty), (iv) release any material portion of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this Section 9.01, (vi) increase the Commitments of the Lenders, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to
Section 2.04 or 2.07 or any date fixed for payment of fees or other amounts payable hereunder, or (ix) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term Facilities or Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in
Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

     SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed (by certified mail), telecopied or delivered by hand; if to ICG Equipment, at its address at 161 Inverness Drive West, Englewood, CO 80112, facsimile: (303) 414-8883, Attention: Reggie Vegliante, with a copy to H. Don Teaque, General Counsel; if to ICG NetAhead, at its address at 161 Inverness Drive West, Englewood, CO 80112, facsimile: (303) 414-8883, Attention: Reggie Vegliante, with a copy to H. Don Teague, General Counsel; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent or the Collateral Agent, at its address at 1 Liberty Plaza, New York, New York 10006 Attention: Kevin Cornwell; and if to the Lead Arranger at its address at 1585 Broadway, New York, New York 10036, Attention: Lucy Galbraith; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed (by certified mail), telecopied or delivered shall be effective when received by the party being notified. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04. Costs and Expenses. (a) Subject to the provisions of the Commitment Letter, the Borrowers agree jointly and severally to pay on demand
(i) all costs and expenses of the Administrative Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation,
(A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for such Agents with respect thereto, with respect to advising such Agents as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of such Agents and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and the Collateral Agent and each Lender Party with respect thereto).

     (b) The Borrowers agree to indemnify, defend and save and hold harmless the Administrative Agent and the Collateral Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

     (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrowers pursuant to Section 9.07(a), or if the Borrowers fail to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrowers shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), jointly and severally pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

     (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

     (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of each Borrower contained in Sections 2.10 and 2.12 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the

Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of each Borrower against any and all of the Obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify each Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

     SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender Parties.

     SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by the Borrowers (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such

Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000; provided, however, that (A) such processing and recordation fee shall be $1,500 for any Person that immediately prior to such assignment was a Lender; (B) there shall be no such processing and recordation fee for any Person that immediately prior to such assignment was an Affiliate of such assigning Lender; and (C) for each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

     (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

     (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

     (f) The Issuing Bank may assign to Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000; provided, however, that such processing and recordation fee shall be $1,500 for any Person that immediately prior to such assignment was a Lender.

     (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender

Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

     (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

     (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     SECTION 9.09. No Liability of the Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

     SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

     SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Loan Parties hereby agrees that service of all process in any such proceeding in any such court may be made by registered mail or certified mail, return receipt requested, to such Loan Party at its address provided in Section
9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 9.14. Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      ICG EQUIPMENT, INC.


                                      By  /s/ H. Don Teague
                                         ---------------------
                                          Title:


                                      ICG NETAHEAD, INC.


                                      By  /s/ H. Don Teague
                                         ---------------------
                                          Title:

                                      ICG SERVICES, INC.


                                      By  /s/ H. Don Teague
                                         ---------------------
                                          Title:

                                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                         as Sole Book-Runner and Lead Arranger


                                      By  /s/ Lucy H. Galbraith
                                         ------------------------
                                          Title:  Principal

                                      ROYAL BANK OF CANADA,
                                         as Administrative Agent and Collateral
                                         Agent


                                      By  /s/ Stephanie Babich
                                         ------------------------
                                          Title:  Senior Manager

                                      BANK OF AMERICA, N.A.,
                                         as Co-Documentation Agent


                                      By  /s/ Julie Schell
                                         ---------------------
                                          Title:  Vice President

                                      BARCLAYS BANK PLC
                                         as Co-Documentation Agent


                                      By  /s/ Daniele Iacovone
                                        ------------------------
                                          Title:  Associate Director

                                      Initial Lenders

                                      MORGAN STANLEY SENIOR FUNDING, INC.


                                      By  /s/ Lucy H. Galbraith
                                         ------------------------
                                          Title:  Principal

                                      BANK OF AMERICA, N.A.


                                      By /s/ Julie Schell
                                         ------------------------
                                          Title:  Vice President

                                      PARIBAS, LOS ANGELES AGENCY


                                      By  /s/ Darlynn Ernst Kitcher
                                         --------------------------
                                          Title:  Vice President

                                      By  /s/ Thomas G. Brandt
                                         --------------------------
                                          Title:  Director

                                      FINOVA CAPITAL CORPORATION


                                      By  /s/ Andrew J. Pluta
                                         --------------------------
                                          Title:  Vice President

                                      FIRST UNION NATIONAL BANK


                                      By  /s/ Mark L. Cook
                                         ------------------------------
                                          Title:  Senior Vice President

                                      GENERAL ELECTRIC CAPITAL CORPORATION


                                      By  /s/ Thomas P. Waters
                                         ------------------------------
                                          Title:  Senior Vice President

                                      IBM CREDIT


                                      By  /s/ Philip N. Morse
                                         ---------------------------------------
                                          Title:  Director, Commercial Financing
                                                  Americas

                                      ROYAL BANK OF CANADA


                                      By  /s/ Stephanie Babich
                                         ------------------------
                                          Title:  Senior Manager

                                      STEIN ROE FLOATING RATE LIMITED LIABILITY
                                      COMPANY


                                      By  /s/ Brian W. Good
                                         --------------------------
                                          Title:  Vice President

                                      PILGRIM PRIME RATE TRUST
                                      By:   Pilgrim Investments, Inc., as its
                                            investment manager


                                      By  /s/ Michel Prince, CFA
                                         ---------------------------
                                          Title:  Vice President